Exhibit 23(g)(2)
AMENDMENT NO. 2 DATED JULY 25, 2007 TO THE CUSTODY AGREEMENT
DATED JULY 1, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST
AND JPMORGAN CHASE BANK
SCHEDULE A
This Amendment restates Schedule A in its entirety and reflects the name change and addition of the Portfolios of the Trust set forth below:
Roszel/AllianceBernstein Large Cap Core Portfolio
Roszel/Allianz CCM Capital Appreciation Portfolio
Roszel/Allianz NFJ Small Cap Value Portfolio
Roszel/Davis Large Cap Value Portfolio
Roszel/Delaware Small-Mid Cap Growth Portfolio
Roszel/Delaware Trend Portfolio
Roszel/Fayez Sarofim Large Cap Core Portfolio
Roszel/Cadence Mid Cap Growth Portfolio
Roszel/JPMorgan Small Cap Growth Portfolio
Roszel/JPMorgan Multi-Cap Market Neutral Portfolio
Roszel/NFJ Small-Mid Cap Value Portfolio
Roszel/Lazard International Portfolio
Roszel/Loomis Sayles Large Cap Growth Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/Lord Abbett Bond Debenture Portfolio
Roszel/Lord Abbett Government Securities Portfolio
Roszel/Lord Abbett Large Cap Value Portfolio
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Marsico Large Cap Growth Portfolio
Roszel/BlackRock Fixed-Income Portfolio
Roszel/BlackRock Relative Value Portfolio
Roszel/NWQ Small Cap Value Portfolio
Roszel/Rittenhouse Large Cap Growth Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/JPMorgan International Equity Portfolio

MLIG VARIABLE INSURANCE TRUST
By:
Deborah J. Adler
President

ATTEST: ________________________

JP MORGAN CHASE BANK
By:

ATTEST: ________________________

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